Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2016 THIRD-QUARTER RESULTS
CHICAGO, IL, October 20, 2016 - GATX Corporation (NYSE:GATX) today reported 2016 third quarter net income of $95.7 million or $2.36 per diluted share, compared to net income of $39.5 million or $0.91 per diluted share in the third quarter of 2015. Year-to-date 2016 net income was $226.2 million or $5.49 per diluted share, compared to $147.1 million or $3.33 per diluted share in the prior year period.
The third quarter 2016 results include a $49.1 million pre-tax residual sharing fee settlement (or $30.3 million after-tax) from the Portfolio Management segment, or $0.75 per diluted share and $0.74 per diluted share year-to-date. Additionally, the third quarter 2016 results include a net after-tax gain from the exit of Portfolio Management’s marine investments and other items of $4.3 million, or $0.11 per diluted share, and a year-to-date net after-tax gain of $6.0 million, or $0.14 per diluted share. Details related to the exit of Portfolio Management’s marine investments and other items are provided in the attached Supplemental Information.
Brian A. Kenney, president and chief executive officer at GATX stated, “Market dynamics in the North American rail industry are similar to recent quarters. A growing oversupply of railcars, fewer railcar loadings, and improved railroad velocity continue to present significant challenges. Railcar lessors are aggressively attempting to place new deliveries and their existing idle railcars, resulting in declining lease rates. In the third quarter, the renewal lease rate change of GATX’s Lease Price Index decreased by 21.4%, the average renewal term was 29 months, and our renewal success rate was 74.1%.
“Despite the difficult market conditions, Rail North America is performing well. Our fleet utilization increased to 99.0% in the quarter; we further optimized our fleet by selling railcars in the secondary market at attractive prices, and we are successfully placing future years' railcar deliveries from our committed purchase agreement. This continued success is a direct result of GATX’s well-diversified fleet, high-quality customer base, and outstanding service.
“Utilization at GATX Rail Europe remains healthy at 95.0%, despite weakness in the petroleum market. American Steamship Company’s financial performance is stable, as we are operating fewer vessels in 2016 due to soft demand for iron ore on the Great Lakes. In the Portfolio Management segment, remarketing income during the quarter was $49.1 million higher than originally anticipated. This was driven by a large residual sharing fee settlement in the managed portfolio that was received in the quarter.”
Mr. Kenney concluded, “Our strategy in this market is to aggressively protect fleet utilization, reduce the length of lease term as rates decline, continue to improve efficiency within our maintenance network, tightly control SG&A, and capitalize on attractive growth opportunities as asset prices fall. Based on year-to-date performance, we are maintaining our 2016 full-year earnings guidance of $5.55-$5.75 per diluted share. This guidance excludes the $0.74 per share contribution from the Portfolio Management fee noted above.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $87.9 million in the third quarter of 2016, compared to $90.0 million in the third quarter of 2015. Lower segment profit was a result of lower revenues, partially offset by lower maintenance expenses. Year to date, Rail North America reported segment profit of $273.4 million, compared to $280.7 million in the same period of 2015. Lower gains on asset dispositions were partially offset by higher revenues and lower maintenance expenses.
At September 30, 2016, Rail North America’s wholly owned fleet comprised approximately 123,000 railcars, including approximately 18,100 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.
Fleet utilization was 99.0% at the end of the third quarter, compared to 98.1% at the end of the prior quarter and 99.2% at the end of the third quarter of 2015. During the third quarter of 2016, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, decreased 21.4% over the weighted-average expiring lease rate. This compares to a decrease of 25.4% in the prior quarter and a 25.6% increase in the third quarter of 2015. The average lease renewal term for railcars included in the LPI during the third quarter was 29 months, compared to 34 months in the prior quarter and 60 months in the third quarter of 2015.
Rail North America’s investment volume during the third quarter was $108.4 million and asset remarketing income was $12.2 million.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International’s segment profit was $23.3 million in the third quarter of 2016, compared to $15.5 million in the third quarter of 2015. Rail International reported segment profit of $48.9 million year-to-date 2016, compared to $56.4 million for the same period of 2015. While more railcars were on lease, higher maintenance expenses and lower gains on asset dispositions negatively affected segment profit.
At September 30, 2016, GATX Rail Europe’s (GRE) fleet consisted of approximately 23,000 railcars and utilization was 95.0%, compared to 94.8% at the end of the prior quarter and 95.7% at the end of the third quarter of 2015. Additional fleet statistics for GRE are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported segment profit of $7.8 million in the third quarter of 2016, compared to a segment profit of $10.9 million in the third quarter of 2015. Segment profit year-to-date 2016 was $12.9 million, compared to $13.4 million year-to-date 2015. ASC carried 8.7 million net tons of cargo in the third quarter of 2016, compared to 10.2 million net tons in the prior year period. Lower segment profit was a result of less tonnage transported on the Great Lakes, partially offset by lower operating costs due to fewer vessels in operation.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $64.1 million in the third quarter of 2016, compared to a segment loss of $17.3 million in the third quarter of 2015 (including a net pre-tax loss of approximately $42.5 million associated with the planned exit of the majority of Portfolio Management’s marine investments). Segment profit year-to-date 2016 was $119.2 million, compared to $8.9 million year-to-date 2015. The increase in segment profit was predominantly driven by a $49.1 million residual sharing fee settlement.
Third quarter 2016 segment profit includes a net pre-tax gain of approximately $0.7 million, and year-to-date net pre-tax gain of approximately $3.4 million associated with the planned exit of the majority of the marine investments.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the largest global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 118 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2016 third-quarter results. Call details are as follows:
Thursday, October 20th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-818-6592
International Dial-In: 1-719-457-2654
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 9806180

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) inability to maintain our assets on lease at satisfactory rates; (2) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services; (3) decreased demand for portions of our railcar fleet due to adverse changes in commodity prices, including, but not limited to, sustained low crude oil prices; (4) events having an adverse impact on assets, customers, or regions where we have a large investment; (5) operational disruption and increased costs associated with increased railcar assignments following non-renewal of leases, compliance maintenance programs, and other maintenance initiatives; (6) financial and operational risks associated with long-term railcar purchase commitments; (7) reduced opportunities to generate asset remarketing income; (8) changes in railroad efficiency that could decrease demand for railcars; (9) operational and financial risks related to our affiliate investments, including the RRPF affiliates; (10) fluctuations in foreign exchange rates; (11) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees; (12) the impact of new regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids; (13) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs; (14) asset impairment charges we may be required to recognize; (15) competitive factors in our primary markets; (16) risks related to international operations and expansion into new geographic markets; (17) exposure to damages, fines, and civil and criminal penalties arising from a negative outcome in our pending or threatened litigation; (18) changes in or failure to comply with laws, rules, and regulations; (19) inability to obtain cost-effective insurance; (20) environmental remediation costs; (21) inadequate allowances to cover credit losses in our portfolio; and (22) other risks discussed in our filings with the US Securities and Exchange Commission (SEC), including our Form 10-K for the year ended December 31, 2015, and our subsequently filed Form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov).
Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Christopher LaHurd
312-621-6228
christopher.lahurd@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(10/20/16)
--Tabular Follows--

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30

	2016	2015	2016	2015
Revenues
Lease revenue	$281.8	$286.2	$847.5	$845.1
Marine operating revenue	62.1	77.6	139.7	167.8
Other revenue	19.0	22.4	69.0	58.3
Total Revenues	362.9	386.2	1,056.2	1,071.2
Expenses
Maintenance expense	79.6	83.9	244.6	242.4
Marine operating expense	39.2	48.5	88.9	114.7
Depreciation expense	75.9	75.0	221.0	217.9
Operating lease expense	19.2	22.3	54.5	65.4
Other operating expense	10.1	8.3	33.7	23.4
Selling, general and administrative expense	48.1	44.4	127.8	134.7
Total Expenses	272.1	282.4	770.5	798.5
Other Income (Expense)
Net gain (loss) on asset dispositions	62.7	(4.5)	122.8	49.5
Interest expense, net	(36.2)	(37.7)	(109.9)	(117.1)
Other income (expense)	4.3	(3.1)	(2.9)	(8.7)
Income before Income Taxes and Share of Affiliates’ Earnings	121.6	58.5	295.7	196.4
Income Taxes	(41.1)	(20.3)	(98.6)	(68.1)
Share of Affiliates’ Earnings (net of tax)	15.2	1.3	29.1	18.8
Net Income	$95.7	$39.5	$226.2	$147.1

Share Data
Basic earnings per share	$2.39	$0.92	$5.55	$3.38
Average number of common shares	40.1	42.8	40.7	43.5
Diluted earnings per share	$2.36	$0.91	$5.49	$3.33
Average number of common shares and common share equivalents	40.6	43.4	41.2	44.1
Dividends declared per common share	$0.40	$0.38	$1.20	$1.14

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2016	2015
Assets
Cash and Cash Equivalents	$211.5	$202.4
Restricted Cash	4.4	17.3
Receivables
Rent and other receivables	85.8	69.4
Loans	6.7	8.8
Finance leases	158.7	167.6
Less: allowance for losses	(14.2)	(10.3)
	237.0	235.5

Operating Assets and Facilities	8,545.4	8,204.0
Less: allowance for depreciation	(2,633.4)	(2,505.6)
	5,912.0	5,698.4

Investments in Affiliated Companies	376.8	348.5
Goodwill	81.7	79.7
Other Assets	265.9	312.4
Total Assets	$7,089.3	$6,894.2
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$146.4	$170.9
Debt
Commercial paper and borrowings under bank credit facilities	5.1	7.4
Recourse	4,204.4	4,171.5
Nonrecourse	—	6.9
Capital lease obligations	15.1	18.4
	4,224.6	4,204.2

Deferred Income Taxes	1,104.0	1,018.3
Other Liabilities	242.8	220.6
Total Liabilities	5,717.8	5,614.0
Total Shareholders’ Equity	1,371.5	1,280.2
Total Liabilities and Shareholders’ Equity	$7,089.3	$6,894.2

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$233.0	$46.6	$1.0	$1.2	$—	$281.8
Marine operating revenue	—	—	51.8	10.3	—	62.1
Other revenue	17.3	1.6	—	0.1	—	19.0
Total Revenues	250.3	48.2	52.8	11.6	—	362.9
Expenses
Maintenance expense	62.8	10.7	6.1	—	—	79.6
Marine operating expense	—	—	31.5	7.7	—	39.2
Depreciation expense	58.4	11.6	4.2	1.7	—	75.9
Operating lease expense	17.2	—	2.0	—	—	19.2
Other operating expense	8.6	1.2	—	0.3	—	10.1
Total Expenses	147.0	23.5	43.8	9.7	—	224.0
Other Income (Expense)
Net gain on asset dispositions	13.1	0.5	—	49.1	—	62.7
Interest expense, net	(27.1)	(7.3)	(1.1)	(2.1)	1.4	(36.2)
Other income (expense)	(1.4)	5.5	(0.1)	—	0.3	4.3
Share of affiliates’ earnings (pretax)	—	(0.1)	—	15.2	—	15.1
Segment Profit	$87.9	$23.3	$7.8	$64.1	$1.7	$184.8
Selling, general and administrative expense						48.1
Income taxes (includes $0.1 tax benefit related to affiliates’ earnings)						41.0
Net Income						$95.7
Selected Data:
Investment Volume	$108.4	$10.8	$—	$—	$1.2	$120.4
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$11.9	$—	$—	$(0.3)	$—	$11.6
Residual sharing income	0.3	—	—	49.4	—	49.7
Non-remarketing disposition gains (1)	0.9	0.5	—	—	—	1.4
Total Net Gain on Asset Dispositions	$13.1	$0.5	$—	$49.1	$—	$62.7

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$234.9	$44.1	$1.1	$6.1	$—	$286.2
Marine operating revenue	—	—	61.7	15.9	—	77.6
Other revenue	20.3	1.7	—	0.4	—	22.4
Total Revenues	255.2	45.8	62.8	22.4	—	386.2
Expenses
Maintenance expense	66.7	9.9	7.3	—	—	83.9
Marine operating expense	—	—	36.7	11.8	—	48.5
Depreciation expense	54.5	11.1	4.7	4.7	—	75.0
Operating lease expense	20.6	(0.1)	1.8	—	—	22.3
Other operating expense	6.8	1.1	—	0.4	—	8.3
Total Expenses	148.6	22.0	50.5	16.9	—	238.0
Other Income (Expense)
Net gain (loss) on asset dispositions	11.5	0.5	—	(16.5)	—	(4.5)
Interest (expense) income, net	(27.0)	(7.0)	(1.4)	(4.7)	2.4	(37.7)
Other expense	(1.2)	(1.8)	—	—	(0.1)	(3.1)
Share of affiliates’ earnings (pretax) (1)	0.1	—	—	(1.6)	—	(1.5)
Segment Profit (Loss)	$90.0	$15.5	$10.9	$(17.3)	$2.3	$101.4
Selling, general and administrative expense						44.4
Income taxes (includes $2.8 tax benefit related to affiliates’ earnings)						17.5
Net Income						$39.5
Selected Data:
Investment Volume	$97.8	$40.9	$0.8	$1.9	$0.7	$142.1
Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$10.2	$—	$—	$7.2	$—	$17.4
Residual sharing income	0.3	—	—	7.3	—	7.6
Non-remarketing disposition gains (2)	1.0	0.6	—	—	—	1.6
Asset impairment	—	(0.1)	—	(31.0)	—	(31.1)
Total Net Gain (Loss) on Asset Dispositions	$11.5	$0.5	$—	$(16.5)	$—	$(4.5)

(1) Includes a $19.0 million impairment loss in the Portfolio Management segment.
(2) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$703.0	$136.8	$3.1	$4.6	$—	$847.5
Marine operating revenue	—	—	102.3	37.4	—	139.7
Other revenue	63.5	4.8	—	0.7	—	69.0
Total Revenues	766.5	141.6	105.4	42.7	—	1,056.2
Expenses
Maintenance expense	196.2	36.1	12.3	—	—	244.6
Marine operating expense	—	—	64.0	24.9	—	88.9
Depreciation expense	173.0	34.2	8.6	5.2	—	221.0
Operating lease expense	50.6	—	4.0	—	(0.1)	54.5
Other operating expense	25.0	3.8	—	4.9	—	33.7
Total Expenses	444.8	74.1	88.9	35.0	(0.1)	642.7
Other Income (Expense)
Net gain on asset dispositions	36.4	1.5	—	84.9	—	122.8
Interest expense, net	(81.2)	(21.9)	(3.3)	(6.4)	2.9	(109.9)
Other expense	(3.8)	2.0	(0.3)	—	(0.8)	(2.9)
Share of affiliates’ earnings (pretax)	0.3	(0.2)	—	33.0	—	33.1
Segment Profit	$273.4	$48.9	$12.9	$119.2	$2.2	$456.6
Selling, general and administrative expense						127.8
Income taxes (includes $4.0 related to affiliates’ earnings)						102.6
Net Income						$226.2
Selected Data:
Investment Volume	$366.7	$63.2	$9.1	$—	$3.6	$442.6
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$32.5	$—	$—	$4.2	$—	$36.7
Residual sharing income	0.7	—	—	82.5	—	83.2
Non-remarketing disposition gains (1)	3.2	1.5	—	—	—	4.7
Asset impairment	—	—	—	(1.8)	—	(1.8)
Total Net Gain on Asset Dispositions	$36.4	$1.5	$—	$84.9	$—	$122.8

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$694.3	$128.6	$3.1	$19.1	$—	$845.1
Marine operating revenue	—	—	119.7	48.1	—	167.8
Other revenue	51.8	5.3	—	1.2	—	58.3
Total Revenues	746.1	133.9	122.8	68.4	—	1,071.2
Expenses
Maintenance expense	199.7	28.2	14.5	—	—	242.4
Marine operating expense	—	—	77.7	37.0	—	114.7
Depreciation expense	160.1	32.6	9.6	15.6	—	217.9
Operating lease expense	62.0	—	3.5	—	(0.1)	65.4
Other operating expense	18.1	3.5	—	1.8	—	23.4
Total Expenses	439.9	64.3	105.3	54.4	(0.1)	663.8
Other Income (Expense)
Net gain (loss) on asset dispositions	54.4	6.5	—	(11.4)	—	49.5
Interest expense, net	(76.1)	(16.5)	(4.0)	(15.5)	(5.0)	(117.1)
Other expense	(4.2)	(3.0)	(0.1)	—	(1.4)	(8.7)
Share of affiliates’ earnings (pretax) (1)	0.4	(0.2)	—	21.8	—	22.0
Segment Profit (Loss)	$280.7	$56.4	$13.4	$8.9	$(6.3)	$353.1
Selling, general and administrative expense						134.7
Income taxes (includes $3.2 related to affiliates’ earnings)						71.3
Net Income						$147.1
Selected Data:
Investment Volume	$362.8	$110.1	$20.3	$2.2	$2.9	$498.3
Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$51.1	$—	$—	$9.3	$—	$60.4
Residual sharing income	0.7	—	—	10.3	—	11.0
Non-remarketing disposition gains (2)	2.6	6.7	—	—	—	9.3
Asset impairment	—	(0.2)	—	(31.0)	—	(31.2)
Total Net Gain (Loss) on Asset Dispositions	$54.4	$6.5	$—	$(11.4)	$—	$49.5

(1) Includes a $19.0 million impairment loss in the Portfolio Management segment.
(2) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Net income (GAAP)	$95.7	$39.5	$226.2	$147.1

Adjustments attributable to consolidated income, pretax:
Loss (gain) on wholly owned Portfolio Management marine investments	0.3	23.5	(2.4)	23.5
Total adjustments attributable to consolidated income, pretax	$0.3	$23.5	$(2.4)	$23.5
Income taxes, thereon	$(0.1)	$(8.8)	$0.9	$(8.8)

Adjustments attributable to affiliates' earnings, net of taxes:
(Gain) loss on Portfolio Management affiliate	(0.6)	11.9	(0.6)	$11.9
Income tax rate change	(3.9)	—	(3.9)	—
Total adjustments attributable to affiliates' earnings, net of taxes	$(4.5)	$11.9	$(4.5)	$11.9

Net income, excluding tax adjustments and other items (non-GAAP)	$91.4	$66.1	$220.2	$173.7

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Diluted earnings per share (GAAP)	$2.36	$0.91	$5.49	$3.33
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$2.25	$1.52	$5.35	$3.94

Impact of Tax Adjustments and Other Items on Return on Equity*

	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Return on Equity (GAAP)	7.1%	3.1%	17.1%	11.4%
Return on Equity, excluding tax adjustments and other items (non-GAAP)	6.8%	5.2%	16.6%	13.4%

(*) In addition to financial results reported in accordance with GAAP, we provide certain non-GAAP financial information. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes this information when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,076.6	$5,082.4	$5,173.3	$5,235.7	$5,243.0
Rail International	1,101.2	1,089.2	1,150.9	1,127.2	1,153.0
ASC	304.9	291.4	285.5	301.9	289.6
Portfolio Management	730.7	626.9	597.3	608.3	595.0
Other	78.9	80.1	75.9	77.0	75.9
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,292.3	$7,170.0	$7,282.9	$7,350.1	$7,356.5
Debt, Net of Unrestricted Cash*
Unrestricted cash	$(116.0)	$(202.4)	$(216.2)	$(177.6)	$(211.5)
Commercial paper and bank credit facilities	18.1	7.4	17.9	28.5	5.1
Recourse debt	4,251.4	4,171.5	4,304.3	4,298.8	4,204.4
Non-recourse debt	9.2	6.9	4.7	2.3	—
Capital lease obligations	3.6	18.4	16.9	16.6	15.1
Total debt, net of unrestricted cash (GAAP)	4,166.3	4,001.8	4,127.6	4,168.6	4,013.1
Off-balance sheet recourse debt	493.5	495.5	454.4	449.0	483.1
Off-balance sheet nonrecourse debt	45.4	—	—	—	—
Total debt, net of unrestricted cash, as adjusted (non-GAAP)	$4,705.2	$4,497.3	$4,582.0	$4,617.6	$4,496.2
Total Recourse Debt (1)	$4,650.6	$4,490.4	$4,577.3	$4,615.3	$4,496.2
Shareholders’ Equity	$1,269.0	$1,280.2	$1,305.3	$1,308.5	$1,371.5
Recourse Leverage (2)	3.7	3.5	3.5	3.5	3.3
 _________
(1) Includes on- and off-balance-sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.
(2) Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets (GAAP) to Total Assets, as adjusted, Excluding Cash (non-GAAP)*
Total Assets	$6,884.9	$6,894.2	$7,062.0	$7,090.6	$7,089.3
Less: cash	(131.5)	(219.7)	(233.5)	(189.5)	(215.9)
Total Assets, excluding cash (GAAP)	6,753.4	6,674.5	6,828.5	6,901.1	6,873.4
Add off-balance sheet assets:
Rail North America	530.9	488.7	447.3	443.3	478.9
ASC	8.0	6.8	7.1	5.7	4.2
Total off-balance sheet assets	538.9	495.5	454.4	449.0	483.1
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,292.3	$7,170.0	$7,282.9	$7,350.1	$7,356.5

(*) We disclose total on- and off-balance sheet assets because certain operating assets are accounted for as operating leases and are not recorded on the balance sheet. We include these leased-in assets in our calculation of total assets (as adjusted) because it gives investors a more comprehensive representation of the magnitude of the assets we operate and that drive our financial performance. In addition, this calculation of total assets (as adjusted) provides consistency with other non-financial information we disclose. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation is the equivalent of the off-balance sheet asset amount. Reporting this corresponding off-balance sheet debt amount provides investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	25.6%	20.5%	6.4%	(25.4)%	(21.4)%
Average renewal term (months)	60	43	34	34	29
Fleet Rollforward (2)
Beginning balance	106,984	106,392	106,146	105,422	105,368
Cars added	620	1,306	811	857	764
Cars scrapped	(396)	(441)	(743)	(567)	(590)
Cars sold	(816)	(1,111)	(792)	(344)	(668)
Ending balance	106,392	106,146	105,422	105,368	104,874
Utilization	99.2%	99.1%	98.9%	98.1%	99.0%
Average active railcars	105,896	105,294	104,505	103,824	103,479
Boxcar Fleet
Ending balance	18,567	18,429	18,338	18,209	18,089
Utilization	96.6%	97.7%	97.1%	97.1%	94.7%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	22,483	22,745	22,923	22,859	23,088
Cars added	412	459	191	323	78
Cars scrapped/sold	(150)	(281)	(255)	(94)	(200)
Ending balance	22,745	22,923	22,859	23,088	22,966
Utilization	95.7%	95.8%	95.1%	94.8%	95.0%
Average active railcars	21,630	21,861	21,854	21,747	21,830
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	77.9%	75.4%	74.8%	75.4%	75.4%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(4.4)%	(6.1)%	(13.8)%	(12.3)%	(10.5)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	0.5%	0.4%	3.2%	2.4%	1.7%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(5.9)%	(9.7)%	(20.9)%	(21.7)%	(22.2)%
Production Backlog at Railcar Manufacturers (5)	122,591	111,019	95,038	89,155	n/a (6)
American Steamship Company Statistics
Total Net Tons Carried (millions)	10.2	7.0	0.6	8.9	8.7
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.